DRAFT 2/10/94

# XECHEM INTERNATIONAL, INC.
# NON-QUALIFIED STOCK OPTION AGREEMENT

AGREEMENT, dated ____________, 1994, between XECHEM INTERNATIONAL, INC. (the "Company"), whose address is 100 Jersey Avenue, Building B-Suite 310, New Brunswick, New Jersey 08901 and Ramesh C. Pandey, Ph.D. ("Pandey").

WITNESSETH:

In consideration of the mutual promises made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:

1. Pandey is granted the option to purchase from the Company, subject to the terms and conditions set forth in this Agreement, all or any part of 707,000 shares of common stock (the "Common Stock"), of the Company at a purchase price of $0.0001 per share (the "Options"). All of such Options to purchase such shares shall be treated as non-qualified stock options.

2. The shares subject to the Options may be purchased by Pandey as follows, subject to prior expiration or termination of the Options:

(a) up to 130,000 shares subject to the Options shall vest and become exercisable on and after the date the Company shall have delivered to its directors financial statements of the Company and its consolidated subsidiaries, if any, which report earning before interest and taxes (as determined in accordance with generally accepted accounting principles) exceeding $2,000,000 for any fiscal year;

(b) up to 205,000 shares subject to the Options (in addition to the shares referred to in Section 2(a)) shall vest and become immediately exercisable on or after the date when the financial statements referred to in Section 2(a) report earning before interest and taxes of greater than $5,000,000 for any fiscal year; and

(c) the remainder of the Options shall vest and become immediately exercisable on or after the date when the financial statements referred to in Section 2(a) report earnings before interest and taxes of greater than $7,500,000 for any fiscal year.

3. Shares purchased pursuant to this Agreement shall be paid for in full in cash at the time of purchase. Upon receipt of payment the Company shall, without stock transfer tax to Pandey or any other person entitled to exercise the option, deliver to the person exercising the option a certificate or certificates for such shares. It shall be a condition to the performance of the Company's obligation to issue or transfer Common Stock upon exercise of this option that the optionee pay, or make provision satisfactory to the Company for the payment of, any taxes (other than stock transfer taxes) which the Company is obligated to collect with respect to the issue or transfer of Common Stock upon exercise.

4. Pandey shall have no rights as a stockholder with respect to any shares issuable or transferable upon exercise hereof until the date a stock certificate is issued to him for such shares. Except as otherwise expressly provided herein, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

5. This option is not transferable or assignable otherwise than by will or the laws of descent and distribution and is exercisable, during the lifetime of Pandey, only by him or by his legal guardian.

6. Nothing in this Agreement shall confer to Pandey any right to continue as an employee of the Company at any time.

7. In the event that dividends payable in Common Stock during any fiscal year of the Company exceed in the aggregate five percent of the Common Stock issued and out- standing at the beginning of the year, or in the event there is during any fiscal year of the Company one or more splits, subdivisions, or combinations of shares of Common Stock resulting in an increase or decrease by more than five percent of the shares outstanding at the beginning of the year, the number of shares deliverable upon the exercise thereafter of this option shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price. Common Stock dividends, splits, subdivisions, or combinations during any fiscal year which do not exceed in the aggregate five percent of the Common Stock issued and outstanding at the beginning of such year shall be ignored for purposes of this Agreement. All adjustments for the fiscal year shall be made as of the day such action necessitating such adjustment becomes effective.

8. In case the Company is merged or consolidated with another corporation, or in case the property or stock of the Company is acquired by another corporation, or in the case of a separation, reorganization, or liquidation of the Company, the Board of Directors of the Company, or the Board of Directors of any corporation assuming the obligations of the Company hereunder, shall either (a) make appropriate provisions for the protection of this option by the substitution on an equitable basis of appropriate stock of the Company, or appropriate stock of the merged,

consolidated, or otherwise reorganized corporation, provided only that the excess of the aggregate fair market value of the shares subject to this option immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to this option immediately before such substitution over the purchase price thereof, or (b) give written notice to Pandey that this option, which will become immediately exercisable notwithstanding any waiting period otherwise prescribed by the Committee, must be exercised within 60 days of the date of such notice or this option will be terminated.

9. If, at any time during the seven-year period commencing on the effective date of the Company's initial public offering (the "Offering"), the Company shall file a registration statement (other than on Form S-4, Form S-8, or a successor form) with the Securities and Exchange Commission (the "Commission") while any Eligible Shares (as hereinafter defined) are outstanding, the Company shall give Pandey at least 45 days prior written notice of the filing of such registration statement. If requested by Pandey in writing within 30 days after receipt of any such notice, the Company shall, at the Company's sole expense (other than the fees and disbursements of counsel for Pandey and the underwriting discounts, if any, payable in respect of the Eligible Shares sold by Pandey), register or qualify all or any portion of the Eligible Shares held by Pandey, concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of such Eligible Shares through the facilities of all appropriate securities exchanges and the over-the-counter market. Notwithstanding the foregoing, if the managing underwriter of any such offering shall advise the Company in writing that, in its opinion, the distribution of all or a portion of the Eligible Shares requested to be included in the registration concurrently with the securities being registered by the Company would adversely affect the distribution of such securities by the Company for its own account, then the number of shares to be sold by Pandey shall be reduced to such extent as the managing underwriter shall request, provided that no such reduction shall be made if any securities of the Company are included in such registration statement for the account of any person other than the Company and Pandey unless the securities included in such registration statement for such other person shall have been reduced pro rata to the reduction of the Eligible Shares which were requested to be included in such registration. As used herein, "Eligible Shares" shall mean any shares of Common Stock held by Pandey which were previously acquired or are then purchasable pursuant to this Agreement.

10. If at any time the Board of Directors shall determine, in its discretion, that the listing, registration, or qualification of any of the shares subject to this option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of this option or the issue or purchase of shares hereunder, this option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

The Company shall not be obligated to sell or issue any shares of Common Stock in any manner in contravention of the Act or any state securities law. The Board of Directors may, at any time, require as a condition to the exercise of this option that the shares issuable upon exercise of this option be acquired for investment purposes only and that the certificate therefor contain a legend restricting transfer.

11. All notices hereunder shall be in writing, and if to the Company, shall be delivered personally to the Secretary of the Company or mailed to its principal office, addressed to the attention of the Secretary, and if to Pandey, shall be delivered personally or via courier or mailed via certified mail, postage prepaid, return receipt requested to Pandey at the address first set forth above. Such addresses may be changed at any time by notice from one party to the other.

12. This Agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent provided in Section 5, the executors, administrators, legatees, heirs, guardians, and legal representatives of Pandey.

13. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to rules governing the conflict of laws.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

XECHEM INTERNATIONAL, INC.

By:__________________________
Name:
Title:

__________________________
Ramesh C. Pandey

__________________________
(Street Address)

__________________________
(City) (State) (Zip)

P:\DOCS\PUBL\SJC\AGR\83132.4